Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A of our report dated October 24, 2018 relating to the financial statements of NDN BV, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Thayer O’Neal Company, LLC.

/s/ Thayer O’Neal Company, LLC

Houston, Texas

December 28, 2018